Exhibit 10.2.22

RESTRICTED STOCK UNIT AGREEMENT

THIS RESTRICTED STOCK UNIT AGREEMENT (the “Agreement”) is made and entered into as of January 21, 2019 (the “Effective Date”) by and between MGIC Investment Corporation, a Wisconsin corporation (the “Company”), and the employee of the Company or one of its subsidiaries (individually or collectively referred to as “MGIC”), whose signature is set forth on the signature page hereto (the “Employee”). Capitalized terms not specifically defined in this Agreement shall have the meanings specified in Exhibit A to this Agreement or the MGIC Investment Corporation 2015 Omnibus Incentive Plan (the “Plan”).
1.    Award of RSUs. Subject to the terms and conditions of this Agreement and the Plan, the Company awards to the Employee the number of restricted stock units (“RSUs”) that was set forth in a document delivered to the Employee by MGIC in January 2019 to notify the Employee of the award of RSUs. If there is any difference between the number of RSUs determined by (i) such document and (ii) the number of RSUs awarded by the Committee, as reflected in the records of the Committee, the number of RSUs reflected in the records of the Committee (the “Number of RSUs Granted”) shall control.
2.    Release Date; Number of RSUs Released.
(a)    If the Release Date has not been accelerated pursuant to Section 4 or Section 10, the “Release Date” shall be determined as follows.
(i)    The Release Date shall be February 28, 2022, provided that the Committee has approved the Vesting Percentage within a reasonable time prior thereto.
(ii)    If the Committee has not approved the Vesting Percentage within a reasonable time prior to February 28, 2022, then the Committee shall approve the Vesting Percentage and Release Date no later than March 31, 2022 and the Release Date shall occur reasonably promptly (but in no event more than 15 days) after the Vesting Percentage and Release Date are approved.
(ii)    In any case, if the Release Date would fall on a day other than a Business Day, then the Release Date shall occur on the next following Business Day.
(b)    Except to the extent forfeited as provided in this Agreement, and subject to withholding of shares of Stock to meet withholding obligations, on or reasonably promptly after the Release Date, RSUs shall be settled by the issuance (or transfer from treasury) of shares of Stock equal to the number determined in this Agreement. Such issuance or transfer may be accomplished by issuance of certificates for such Stock, by a credit into a direct registration account with the Company’s transfer agent, or by an electronic transfer of shares to an account maintained with a broker/dealer. Such issuance or transfer shall be made to the Employee, or in the case of the Employee’s death, to the Employee’s Beneficiary.
(c)    Unless provided otherwise in this Agreement, the number of RSUs for which a Release Date will occur shall be the product of (i) the Number of RSUs Granted and (ii) the Vesting Percentage. Such number of RSUs shall be rounded down to the nearest whole RSU.

3.    Transfer After Release Date; Securities Law Restrictions; Holding Period.
(a)    The Employee agrees and acknowledges with respect to any Stock delivered in settlement of RSUs that has not been registered under the Securities Act of 1933, as amended (the “1933 Act”) and that, in the opinion of counsel to the Company, absent such registration cannot be publicly sold or otherwise disposed of, (i) the Employee will not sell or otherwise dispose of such Stock except pursuant to an effective registration statement under the 1933 Act and any applicable state securities laws, or in a transaction which, in the opinion of counsel for the Company, is exempt from such registration, and (ii) a legend may be placed on the certificates or other evidence for the Stock delivered in settlement of the RSUs to such effect.
(b)    The Employee agrees that, during the Holding Period, the Employee will not make a Sale of the Holding Period Shares. At the option of the Company, an appropriate legend may be placed on certificates or other evidence for Stock delivered in settlement of RSUs noting the requirements to hold such Stock imposed by this subsection. When such requirements terminate, the Employee shall be entitled to have the foregoing legend removed.
4.    Termination of Employment Due to Death or Disability.
(a)    If the Employee’s employment with MGIC is terminated because of death prior to the Release Date, the Release Date for the Number of RSUs Granted shall accelerate and shall occur as soon as reasonably practicable after such death.
(b)    If the Employee’s employment with MGIC is terminated because of Disability prior to the Release Date, the Release Date for the Number of RSUs Granted shall be determined as provided in Section 2 as if the Employee’s employment had not terminated, however, upon the Employee’s death prior to the Release Date, the provisions of subsection (a) shall apply as if the Employee’s employment with MGIC terminated because of such death.
5.    Forfeiture of RSUs; Termination of Employment Due to Retirement.
(a)    If the Employee’s employment with MGIC is terminated prior to the Release Date for any reason (including without limitation, termination by MGIC, with or without cause) other than death or Disability, all RSUs shall be forfeited to the Company on the date of such termination unless otherwise provided in subsection (b) below, or unless the Committee determines, on such terms and conditions as the Committee may impose, that the Release Date shall be determined as provided in Section 2 as if the Employee’s employment had not terminated.
(b)    If the Employee’s employment with MGIC terminates by reason of retirement after reaching age 62 and after having been employed by MGIC for an aggregate period of at least seven years, such retirement shall not result in forfeiture of the RSUs if (i) the Employee’s employment with MGIC continues for no less than one year after the date of this Agreement, and (ii) no later than the date on which employment terminates, the Employee enters into an agreement with MGIC in the form provided by the Company to the Employee under which the Employee agrees not to compete with MGIC during a period ending one year after the Release Date (or for residents of certain states, a confidentiality and fair competition agreement), and the Employee complies with such agreement. If the Employee enters into such agreement and thereafter breaches the terms thereof, the RSUs shall be forfeited; the Employee shall return to the Company any Stock that was delivered to the Employee after the date on which such agreement was entered into; and MGIC may seek other remedies as contemplated in such agreement. If the Employee enters into and complies with the terms of such agreement, the Release Date shall be determined as provided in Section 2, however, upon the Employee’s death or Disability prior to the Release Date, the provisions of Section 4 shall apply as if the Employee’s employment with MGIC terminated because of such death or Disability, as applicable.
(c)    Any RSUs for which a Release Date has not occurred by April 15, 2022 shall be forfeited to the Company.
6.    Beneficiary.    (a)    The Beneficiary shall be entitled to receive the Stock to be delivered in settlement of RSUs under Section 4 as a result of the death of the Employee. The Employee may from time to time revoke or change his Beneficiary without the consent of any prior Beneficiary by making a new designation in the Beneficiary System. The last such designation made shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Beneficiary System prior to the Employee’s death, and in no event shall any designation be effective as of a date prior to such receipt.
(b)    If no such Beneficiary designation is in effect at the time of an Employee’s death, or if no designated Beneficiary survives the Employee or if such designation conflicts with law, upon the death of the Employee, the Employee’s estate shall be entitled to receive the Stock to be delivered in settlement of RSUs. If the Company is in doubt as to the right of any person to receive such property, the Company may retain the same and any distributions thereon, without liability for any interest thereon, until the Company determines the person entitled thereto, or the Company may deliver such property and any distributions thereon to any court of appropriate jurisdiction and such delivery shall be a complete discharge of the liability of the Company therefor.
7.    Voting, Dividend and Other Rights of RSUs.
(a)    Voting and Other Rights of RSUs. RSUs represent only the right to receive Stock, on the terms provided in this Agreement. The Employee shall have no rights as a holder of Stock, including the right to vote or to receive dividends, until certificates or other evidence for such Stock are actually delivered in settlement of RSUs.
(b)    Dividend Rights. Notwithstanding the preceding subsection, on the Release Date on which RSUs are settled, the Company shall make a payment in cash equal to the aggregate amount that would have been paid as dividends on the shares of Stock issued or transferred in settlement (before any reduction for tax withholding) as if such shares had been outstanding on each dividend record date on and after the Effective Date and prior to the date on which settlement occurs.
8.    Tax Withholding.
(a)    It shall be a condition of the obligation of the Company to deliver Stock in settlement of RSUs that the Employee shall pay MGIC upon its demand, such amount as may be requested by MGIC for the purpose of satisfying its liability to withhold federal, state, or local income or other taxes incurred by reason of the award of the RSUs or the delivery of Stock in settlement of the RSUs.
(b)    If the Employee desires to use cash to satisfy the withholding obligations set forth above, the Employee must: (i) make an election to do so in writing on a form provided by

MGIC, and (ii) deliver to MGIC cash in an amount determined by MGIC as required to be withheld, in each case by the deadlines specified by MGIC.
(c)    If the Employee does not satisfy the withholding obligations by paying sufficient cash to MGIC, by the deadline specified in subsection (b), then the withholding tax obligation arising from the settlement of RSUs shall be satisfied through a withholding by the Company of a sufficient number of shares of Stock that would otherwise be delivered to the Employee.
(d)    To the extent provided in the resolutions of the Committee awarding RSUs subject to this Agreement, and subject to applicable law and accounting rules, the Employee shall be entitled to deliver cash or have a number of shares of Stock withheld in excess of the minimum amount required to be withheld by MGIC.
9.    Adjustments in Event of Change in Stock or Fiscal Year. In the event of any stock split, reverse stock split, stock dividend, combination or reclassification of the Stock that occurs after the date of this Agreement but before the Release Date, the number of RSUs shall be proportionally adjusted for any increase or decrease in the number of outstanding shares resulting from such event, any such adjustment rounded down to the next lower whole share. In the event of any change in the outstanding shares of Stock for any other reason, including but not limited to, any recapitalization, merger, consolidation, reorganization, combination or exchange of shares or other similar event which, in the judgment of the Committee, could distort the implementation of the award of RSUs or the realization of the objectives of such award, the Committee shall make such adjustments in the RSUs, or in the terms, conditions or restrictions of this Agreement as the Committee deems equitable. In addition, if the Company changes its fiscal year from a year ending December 31, the Committee may make such adjustments in the Release Date as the Committee deems equitable. The determination of the Committee as to any such adjustment shall be conclusive and binding for all purposes of this Agreement.
10.    Change in Control. The provisions of Section 6 of the Plan that are applicable to restricted stock units shall apply to the RSUs. Neither the immediately preceding sentence nor the provisions of such Section 6 shall affect any vesting that occurs under Section 9(b)(vi) of the Key Executive Employment and Severance Agreement (filed by the Company with the Securities and Exchange Commission with the Company’s Annual Report on Form 10-K for the year ended December 31, 2014).
11.    Powers of Company Not Affected; No Right to Continued Employment.
(a)    The existence of the RSUs shall not affect in any way the right or power of the Company or its stockholders to make or authorize any combination, subdivision or reclassification of the Stock or any reorganization, merger, consolidation, business combination, exchange of shares, or other change in the Company’s capital structure or its business, or any issue of bonds, debentures or stock having rights or preferences equal, superior or affecting any property to be issued in settlement of RSUs or the rights thereof, or dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
(b)    Nothing in this Agreement shall confer upon the Employee any right to continue in the employment of MGIC or interfere with or limit in any way the right of MGIC to terminate the Employee’s employment at any time, subject, however, to the provisions of any agreement of employment between MGIC and the Employee. The Employee acknowledges that a termination of his or her employment could occur at a time before which the Release Date occurs, resulting in the forfeiture of the RSUs by the Employee, unless otherwise provided in this Agreement. In such event, the Employee will not be able to realize the value of the property that underlies the RSUs nor will the Employee be entitled to any compensation on account of such value.
12.    Interpretation by Committee. The Employee agrees that any dispute or disagreement which may arise in connection with this Agreement shall be resolved by the Committee, in its sole discretion, and that any interpretation by the Committee of the terms of this Agreement or the Plan and any determination made by the Committee under this Agreement or the Plan may be made in the sole discretion of the Committee and shall be final, binding, and conclusive. Any such determination need not be uniform and may be made differently among Employees awarded RSUs.
13.    Clawback.     (a)    If and to the extent the Committee deems it appropriate for such payment to be made, each Covered Employee shall pay MGIC an amount equal to the Excess Compensation. If the Excess Compensation is related to Income from a Release Date and if the Covered Employee continues to hold the shares of Stock received in connection with such Income, then to the extent allowed by the Committee, such Excess Compensation may be paid to MGIC by surrendering to the Company a number of shares of Stock equal to the amount of Excess Compensation divided by the Fair Market Value on the day prior to the payment date.
(b)    The interpretation of this Section 13 and all computations under it shall be made by the Committee and shall not be reviewable or subject to challenge by any other person.
14.    Miscellaneous.
(a)    This Agreement shall be governed and construed in accordance with the laws of the State of Wisconsin applicable to contracts made and to be performed therein between residents thereof.
(b)    The waiver by the Company of any provision of this Agreement shall not operate or be construed to be a subsequent waiver of the same provision or waiver of any other provision hereof.
(c)    The RSUs shall be deemed to have been awarded pursuant to the Plan and the action of the Committee authorizing such awards; as a result, such awards are subject to the terms and conditions thereof. In the event of any conflict between the terms hereof and the provisions of the Plan or such authorization, the provisions of the Plan (to such extent) and/or such authorization shall prevail. A copy of the Plan is available on request of the Employee made in writing (including by e-mail) to the Company’s Secretary.
(d)    Any notice, filing or delivery hereunder or with respect to RSUs shall be given to the Employee at either his usual work location or his home address as indicated in the records of the Company, and shall be given to the Committee or the Company at 250 East Kilbourn Avenue, Milwaukee 53202, Attention: Secretary. All such notices shall be given by first class mail, postage pre‑paid, or by personal delivery.
(e)    This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon and inure to the benefit of the Employee, the Beneficiary and the personal representative(s) and heirs of the Employee, except that the Employee may not transfer any RSUs or any interest in any RSUs.

(f)    As a condition to the grant of the RSUs, the Employee must execute an agreement not to compete (or for residents of certain states, a confidentiality and fair competition agreement) in the form provided to the Employee by the Company. If the Employee thereafter breaches the terms thereof, the RSUs shall be forfeited; the Employee shall return to the Company any Stock that was delivered to the Employee after the date on which such agreement was entered into; and MGIC may seek other remedies as contemplated in such agreement.
IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized signer, and the Employee has executed this Agreement, all as of the day and year set forth below.

MGIC INVESTMENT CORPORATION By: ___________________________________ Title: Authorized Signer
Sign Here:	______________________________________ Name:________________________________

EXHIBIT A
Certain Defined Terms

“Adjusted Book Value Per Share” as of a particular year-end means the Preliminary Adjusted Book Value Per Share, adjusted to eliminate: (i) the net of tax effect on book value per share resulting from repurchases of convertible debt; and (ii) the effect on book value per share resulting from any repurchase of Stock, except that for shares repurchased that do not exceed the number of shares issued in a repurchase of convertible debt, the change shall be limited to the difference between the average share repurchase price and the average value under GAAP of the shares issued in the repurchase.
“Affected Date” means (i) each Release Date on which, had a Financial Restatement that was made after such Release Date been in effect at such Release Date, the number of shares of Stock delivered in settlement of RSUs would have been lower, and (ii) each Payment Date on which, had a Financial Restatement that was made after such Payment Date been in effect at such Payment Date, the amount of cash paid on account of incentive compensation would have been lower.
“Beginning Adjusted Book Value Per Share” means $[_____].
“Beneficiary” means the person(s) who at the time of the Employee’s death is designated as such in the Beneficiary System in accordance with Section 6.
“Beneficiary System” means the Company’s Shareworks portal, or any system used by the Company for purposes of allowing the Employee to designate a Beneficiary in connection with RSUs.
“Business Day” means a day that the Company and its transfer agent are open for business.
“Committee” means the Management Development, Nominating and Governance Committee of the Company’s Board of Directors, or one or more members of such committee to whom such committee delegates specified functions, or another committee of such Board administering the Plan.
“Covered Employee” means a current or former employee of MGIC who was a Section 16 Filer at an Affected Date regardless of whether such employee ceased to be a Section 16 Filer thereafter.
“Cumulative Adjusted Book Value Per Share Growth Target” means $[_____].
“Cumulative Growth” means with respect to the RSU Release Date, the Adjusted Book Value Per Share at the end of the immediately prior fiscal year of the Company minus the Beginning Adjusted Book Value Per Share. If such difference is less than zero, then the Cumulative Growth shall be equal to zero.
“Cumulative Growth Achievement Percentage” means the quotient of (A) the Cumulative Growth divided by (B) the Cumulative Adjusted Book Value Per Share Growth Target.
“Disability” means the Employee is eligible for disability benefits under MGIC’s long-term disability plan or eligible for Social Security disability benefits.

“Excess Compensation” means (i) the difference between the Income that was recognized by the Covered Employee on an Affected Date and the Income that would have been recognized had the Financial Restatement referred to in the definition of Affected Date then been in effect, plus (ii) the value of any income tax deduction or credit to which the Covered Employee is entitled on account of the payment to MGIC required by Section 13. The foregoing notwithstanding, Excess Compensation will be deemed to be zero for each Affected Date prior to the date on which Covered Employee was a Section 16 Filer.
“Financial Restatement” means any accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws.
“GAAP” means generally accepted accounting principles in the United States.
“Holding Period” means a period beginning on the Release Date and ending on the earlier of (i) the first anniversary of the Release Date and (ii) the first date on which the Employee is no longer a Section 16 Filer.
“Holding Period Shares” means a number of shares of Stock equal to the lesser of (i) 25% of the aggregate number of RSUs that are released on the Release Date and (ii) 50% of the difference between (A) the aggregate number of RSUs that are released on the Release Date and (B) the aggregate number of shares of Stock that are withheld to satisfy withholding tax requirements under Sections 8(c) and (d) of this Agreement.
“Income” means income determined for federal income tax purposes minus the amount of federal, state and local income taxes and, to the extent applicable, the employee portion of Social Security and Medicaid payroll taxes, payable on account of such income. The amount of federal, state and local income taxes and the value of any deduction or credit contemplated by clause (ii) in the definition of Excess Compensation shall be computed by assuming that Income is taxed at the highest marginal rate, with such rate for any state and local income taxes appropriately adjusted to reflect the benefit of an itemized federal deduction for such taxes (if in the case of local taxes, such taxes are eligible for such a deduction), which adjustment shall be made by assuming that no reduction in such deduction on account of the Covered Employee’s adjusted gross income applies.
“Payment Date” means the date on which cash incentive compensation is paid.
“Preliminary Adjusted Book Value” as of a particular year-end means the shareholders’ equity calculated in accordance with GAAP and reported in the Company’s balance sheet in the Annual Report on Form 10-K, adjusted as follows: (i) to eliminate the accumulated other comprehensive income (loss) reflected on the GAAP balance sheet; and (ii) with respect to litigation accruals and payments, to eliminate the net of tax impact to shareholders’ equity related to the establishment of an accrual, an increase in an accrual or payment for unaccrued litigation items that have been disclosed in the Company’s Annual Report on Form 10-K, unless the Committee determines to include such amounts in whole or in part because the exercise of such discretion will result in a lower Adjusted Book Value; and if a decrease in an accrual results in an increase to shareholders’ equity, the Committee may determine to eliminate in whole or in part the net of tax impact of such decrease in the accrual.
“Preliminary Adjusted Book Value Per Share” as of a particular year-end means the quotient of (i) the Preliminary Adjusted Book Value at such year-end divided by (ii) the number of shares of Stock outstanding at such year-end as disclosed in the Company’s Annual Report on Form 10-K.

“Sale” means a transfer for value, except that for these purposes, the following are not “Sales”: (i) an involuntary transfer, including Holding Period Shares converted in a merger; and (ii) a gift, (provided that, in the case of a gift to a family member who resides with the Employee or to an entity in which the Employee has an interest, such family member or entity does not make a Sale for the remainder of the Holding Period).
“Section 16 Filer” is a person who is required to file reports under Section 16(a) of the Securities Exchange Act of 1934, as amended, as such requirement to so file is in effect at each Affected Date for purposes of Section 13 of this Agreement, or at each Release Date for purposes of Section 3(b) of this Agreement.
“Stock” means the Company’s common stock.
“Vesting Percentage” means the lesser of (i) one (1), and (ii) the Cumulative Growth Achievement Percentage.